Exhibit 10.25

Exclusive Purchase Option Agreement

This Exclusive Purchase Option Agreement (this “Agreement”) is made by the following parties in Beijing on January 14, 2014:

(1)	Qiyi.com, Inc.

Address: Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands (“Qiyi Cayman”)

(2)	Beijing QIYI Century Science & Technology Co., Ltd. (“Party A”)

Address: Floor 10 and 11, 2 Haidian North First Street, Haidian District, Beijing

(3)	Gong Yu (“Party B”)

Address: ***

(4)	Shanghai Zhong Yuan Network Co., Ltd. (“Party C”)

Address: Room 701, Building 3, 33 Leshan Road, Xuhui District, Shanghai

In this Agreement, each of Qiyi Cayman, Party A, Party B and Party C shall be referred to as a “Party”, and collectively as the “Parties”.

Whereas,

1.	Qiyi Cayman is a company incorporated in Cayman Islands and holds 100% shares in Party A (“Shares”);

2.	Party A is a wholly foreign owned enterprise established in the People’s Republic of China (“China”) in accordance with the laws of China, has the expertise and practicing experience in computer software development and design, and has rich experience and professional personnel in IT technology and service;

3.	Party C is a limited liability company incorporated in Shanghai, China, conducting business of designing, making, handling and publishing various advertisements;

4.	Party B is the shareholder of Party C, and holds 100% shares in Party C;

5.	Party A and Party B entered into the Loan Agreement on January 14, 2014; Party B borrowed from Party A an interest-free loan of RMB twenty million (20,000,000) to be used for establishing Party C and acquiring 100% of the shares in Party C.

6.	Party A and Party B entered into the Share Pledge Agreement on January 14, 2014 (“Share Pledge Agreement”).

Therefore, the Parties reach the following contract through negotiations and intend to be bound hereby:

1.	Purchase and Sale of Share

1.1.	Grant of Rights

Party B hereby irrevocably grants Qiyi Cayman or one or more persons nominated by Qiyi Cayman (including but not limited to Party A) (the “Nominees”) an option to purchase, to the extent permitted under the laws of China and at the price set forth under Article 1.3, all or any part of the Share held by the selling Party at any time and in any manner decided by Qiyi Cayman at its discretion (“Share Purchase Option”). Except for Qiyi Cayman and/or the Nominees, no third person shall have the Share Purchase Option. Party C hereby agrees that Party B may grant the Share Purchase Option to Qiyi Cayman and/or the Nominees. For purpose of this Article 1.1 and this Agreement, “person” includes individuals, companies, joint ventures, partnerships, enterprises, trusts and unincorporated associations.

1.2.	Exercise Steps

Subject to compliance with Laws and regulations of China and obtaining all approvals required, Qiyi Cayman and/or the Nominees may exercise the Share Purchase Option after sending written notice to the Party B (“Share Purchase Notice”) setting forth the number of shares it will purchase from Party B (“Purchased Shares”) and the way of purchase to exercise the Share Purchase Option.

1.3.	Purchase Price

1.3.1	When Qiyi Cayman and/or the Nominees exercise the Share Purchase Option, unless the then applicable laws and regulations of China require evaluation of the shares or any restrictions on the share purchase price, the price for the Purchased Share (“Purchase Price”) shall be equivalent to the amount of capital contribution actually paid by Party B for the Purchased Shares.

1.3.2	If the applicable laws and regulations of China require evaluation of the shares or any restrictions on the share purchase price when Qiyi Cayman and/or the Nominees exercise the Share Purchase Option, the Parties agree that the Purchase Price shall be the minimum price permitted by applicable laws.

1.4.	Transfer of the Purchased Shares

When exercising the Share Purchase Option,

1.4.1	Party B and Qiyi Cayman and/or the Nominees (as applicable) shall enter into an share transfer contract in the substance and form satisfactory to Qiyi Cayman for each transfer of shares in accordance with this Agreement and the Share Purchase Notice of the Purchased Shares;

1.4.2	Party B shall sign all necessary contracts, agreements or documents, obtain all necessary governmental approvals and consents, and take all necessary actions to transfer the title to the Purchased Shares to Qiyi Cayman and/or the Nominees without any security interest or condition, and procure Qiyi Cayman and/or the Nominees to be registered as shareholder of the Purchased Shares. For purpose of this Article 1.4.2 and this Agreement, “security interest” includes but not limited to guarantee, mortgage, pledge, any third party right or interest, any option, acquisition right, right of first refusal, right of offsetting, title retention or other security arrangement, excluding any security interest arising under the Share Pledge Agreement.

1.4.3	For the avoidance of any doubt, exercise of the Share Purchase Option by Qiyi Cayman and/or the Nominees shall be at the discretion of Qiyi Cayman.

1.5.	Payment

The payment method of the Purchase Price shall be determined by Qiyi Cayman and/or the Nominees and the Selling Party through negotiations in accordance with the laws then applicable upon exercising the Share Purchase Option. The Parties hereby agree that the amount paid by Qiyi Cayman and/or the Nominees to Party B for the Purchased Shares shall be returned to Qiyi Cayman subject to compliance with applicable laws (provided that any taxes and expenses, if any, incurred by Party B for the transaction contemplated in the Transfer Contract may be deducted from such amount), to repay the principal of the entrusted loan, or any interest or funding commitment cost permitted by laws.

2.	Covenants Relating to Shares

2.1	Covenants regarding Party C

Party B and Party C hereby covenant that in respect of Party C,

2.1.1	they will not supplement, modify or amend Party C’s articles of association in whatever forms, or increase or reduce Party C’s registered capital, or otherwise change Party C’s registered capital structure without Qiyi Cayman’s prior written consent;

2.1.2	they will maintain their existence in line with sound financial and business standards and practices, and prudentially and validly operate their business and handle their matters;

2.1.3	they will not sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in Party C’s assets, business or revenue, or permit any other security interest to be created over such interest at any time after execution of this Agreement without Qiyi Cayman’s prior written consent;

2.1.4	they will not incur, succeed, guarantee or permit existence of any debts without Qiyi Cayman’s prior written consent, except for (i) any debts incurred in daily or normal business course; and (ii) any debts disclosed to and consented by Qiyi Cayman in writing;

2.1.5	they are always operating all business in normal business course to maintain the value of Party C’s assets, and will not make any action or omission that may affect their operational condition and value of assets;

2.1.6	they will not sign any material contract without prior written consent of Qiyi Cayman, except for the contract entered into in normal business course (for purpose of this Article 2.1.6, a contract at an amount of more than RMB three hundred thousand (300,000.00) shall be deed as material contract);

2.1.7	they will not provide any loan or credit to any person without the prior written consent of Qiyi Cayman;

2.1.8	they will provide Qiyi Cayman with the information of Party C’s operation and financial conditions at the request of Qiyi Cayman;

2.1.9	they will purchase and maintain insurances from the insurer acceptable to Qiyi Cayman, the insurance amount and coverage of which should be same as those of the companies at the place of Party C who operate similar business or own similar properties or assets;

2.1.10	they will not merge or consolidate with others or purchase or invest in any person without prior written consent of Qiyi Cayman;

2.1.11	they will immediately notify Qiyi Cayman of any litigation, arbitration or administrative procedure that has occurred or may occur with respect to Party C’s assets, business or revenue;

2.1.12	they will sign all necessary or desirable documents, take all necessary or desirable actions, and make all necessary or desirable claims and defenses to maintain Party C’s title to its assets;

2.1.13	Party C may not distribute dividends in whatever forms to its shareholders without prior written consent of Qiyi Cayman, provided however that, if Qiyi Cayman requests, Party C shall immediately distribute the distributable profits to its shareholders in whole or in part. The shareholders shall remit such dividends distributed by Party C or other revenue distributed by Party C in other forms to Qiyi Cayman in a way permitted by laws.

2.1.14	They will appoint the persons nominated by Qiyi Cayman as directors of Party C at the request of Qiyi Cayman;

2.2	Covenants regarding Party B

Party B hereby covenants that:

2.2.1	It will not sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in any share, or permit any other security interest to be created over such interest at any time after execution of this Agreement without Qiyi Cayman’s prior written consent, except for the pledge created over the shares owned by Party B under the Share Pledge Agreement;

2.2.2	Without prior written consent of Qiyi Cayman, It will not vote for or support or sign any resolutions at the shareholder’s meeting of Party C to approve sale, transfer, mortgage or other disposal of any legal or beneficial interest in any share, or permit any other security interest to be created over such interest, except for those created in favor of Qiyi Cayman or any persons designated by Qiyi Cayman;

2.2.3	without prior written consent of Qiyi Cayman, it will not vote for or support or sign any resolutions at the shareholder’s meeting of Party C to approve the merger or consolidation of Party C with others, or Party C’s purchase or investment in any other person;

2.2.4	It will immediately notify Qiyi Cayman of any litigation, arbitration or administrative procedure that has occurred or may occur with respect to its shares;

2.2.5	It will sign all necessary or desirable documents, take all necessary or desirable actions, and make all necessary or desirable claims and defenses to maintain its title to the shares;

2.2.6	It will appoint the persons nominated by Qiyi Cayman as directors of Party C at the request of Qiyi Cayman;

2.2.7	It will transfer its shares unconditionally to the representative designated by Qiyi Cayman at any time Qiyi Cayman requests, and waive its right of first refusal in connection with transfer of shares by the other shareholder ;

2.2.8	It will strictly comply with any provisions of this Agreement and any other contract signed by Party B, Party C and Qiyi Cayman jointly or separately, carefully perform various obligations hereunder and thereunder, and will not make any action or omission which may affect the validity or enforceability of this Agreement or other contracts.

2.2.9	It will not cause Party C to sign any material contract without prior written consent of Qiyi Cayman, except for the contract entered into in normal business course (for purpose of this Article 2.2.9, a contract in an amount of more than RMB three hundred thousand (300,000.00) shall be deed as material contract);

2.2.10	It will not cause Party C to provide any loan or credit to any person without prior written consent of Qiyi Cayman;

2.2.11	It will not cause Party C to distribute dividends in whatever forms to its shareholders without prior written consent of Qiyi Cayman, provided however that, if Qiyi Cayman requests, it shall immediately cause Party C to distribute the distributable profits to its shareholders in whole or in part;

2.2.12	Party C’s shareholders shall remit such dividends distributed by Party C or other revenue distributed by Party C in other forms to Qiyi Cayman in a way permitted by laws.

2.3	Covenants regarding Qiyi Cayman

2.3.1	Qiyi Cayman hereby covenants that to meet cash needs of Party C during operation of business or to cover any loss incurred by Party C during operation of business, if Party C needs any loan or other financial support, Qiyi Cayman will provide through Party A or other domestic entities to Party C the financial support for free in a way permitted by law, regardless whether Party C has incurred the above operation loss or not;

2.3.2	Qiyi Cayman may provide such financial support by entrusted bank loan or company loan to the extent permitted by laws. The contract of entrusted bank loan or the company loan shall be executed separately.

2.3.3	If Party C incurs any operation loss and is unable to repay the loan or financial support provided by Qiyi Cayman under Article 2.3.1, with sufficient evidence to prove such inability, Qiyi Cayman agrees to waive unconditionally the right of requesting Party C to repay such loan or financial support.

3.	Representations and Warranties

Party B and Party C hereby represent and warrant to Qiyi Cayman as of the date hereof and each transfer date that:

3.1	It has the power to execute and deliver this Agreement and any share transfer contract (“Transfer Contract”) entered into by it for each transfer of the Purchased Shares, and to perform its obligations hereunder and thereunder. This Agreement and the Transfer Contract to which it is a party, once executed, shall constitute legal, valid and binding obligations upon it, and may be enforced under the terms hereof and thereof;

3.2	Neither execution and delivery of this Agreement or any Transfer Contract, nor performance hereof or thereof will: (i) result in violation of any China laws or regulations; (ii) conflict with its articles of association or other organizational document; (iii) result in breach of any contract or instrument to which it is a party, or constitute breach under such contract or instrument to which it is a party or which has binding force upon it; (iv) result in breach of any conditions for any permit or approval to be issued to it or to remain effective; or (v) cause suspension or cancellation of or imposition of condition on any permit or approval issued to it;

3.3	Party C has sound and marketable title to its assets, and has not created any security interest over such assets;

3.4	Party C has no outstanding debts, except for (i) any debts incurred in normal business course; and (ii) any debts disclosed to and consented by Qiyi Cayman in writing;

3.5	There is no outstanding, pending or threatened litigation, arbitration or administrative procedure relating to the Shares, Party C’s assets or the Company; and

3.6	Party B has sound and marketable title to its shares, and has not created any security interest over such shares, except the security interest under the Share Pledge Agreement and the restrictions hereunder.

4.	Assignment of Contract

4.1	Party B and Party C may not assign any of their respective rights or obligations hereunder to any third party without prior written consent of Qiyi Cayman.

4.2	Party B and Party C hereby agree that Qiyi Cayman shall have the right to assign its rights and obligations hereunder to any third party when necessary. Qiyi Cayman only needs to notify Party B and Party C in writing when assigning its rights and obligations, and is not required to obtain consents of Party B and Party C.

5.	Effectiveness and Term

5.1	This contract shall become effective on January 14, 2014.

5.2	Unless this Agreement is terminated early under its terms or any other agreement entered into by the Parties separately, this Agreement shall remain effective for ten (10) years. Party B and Party C hereby confirm that this Agreement is renewable with written confirmation of Qiyi Cayman unilaterally before it expires, without consents of Party A, Party B or Party C.

5.3	If the business period of Qiyi Cayman or Party C (including any extension) expires or terminates for other reason during the period set forth in Article 5.2, this Agreement shall terminate when Qiyi Cayman or Party C is terminated, except that Qiyi Cayman has transferred its rights and obligations according to Article 4.2 hereof.

6.	Applicable Law and Dispute Resolution

6.1	Applicable Law

The execution, validity, interpretation and performance hereof and the resolution of any dispute hereunder shall be protected and governed by China laws.

6.2	Dispute Resolution

When the Parties have any dispute relating to interpretation or performance of any provision hereof, they shall negotiate in good faith to resolve such dispute. If the Parties fail to reach an agreement within thirty days after either Party proposes to resolve any dispute through negotiation, either Party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules then in effect. The arbitration shall be conducted in Beijing in Chinese. The arbitration award is final and has binding force upon the Parties.

7.	Taxes and Expenses

Each Party shall be responsible for any and all taxes for transfer and registration, costs and expenses incurred by or imposed upon it from preparation and execution of this Agreement and each Trans Contract and consummation of the transactions hereunder and thereunder.

8.	Notice

Any notice or other communication required to be sent by either Party hereunder shall be written in Chinese, and send by personal delivery, letter or fax to the following addresses of the other Parties or to other addresses designated by the other Parties by notice from time to time. The notice shall be deemed serviced (a) in case of personal delivery, when it is delivered; (b) in case of letter, on the tenth (10th) day after it is mailed by the airmail with postage paid, or on the fourth (4th) day after it is posted with the express delivery recognized internationally; and (c) in case of fax, at the time shown on the transmission confirmation of relevant documents.

Qiyi.com, Inc.

Address: 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands

Party A: Beijing QIYI Century Science & Technology Co., Ltd.

Address: Floor 10 and 11, 2 Haidian North First Street, Haidian District, Beijing

Fax:

Tel:

Party B:

Gong Yu

Address: ***

Fax:

Tel:

Party C: Shanghai Zhong Yuan Network Co., Ltd.

Address: Room 701, Building 3, 33 Leshan Road, Xuhui District, Shanghai

Fax:

Tel:

9.	Confidentiality

The Parties acknowledge and confirm that any oral or written information communicated with each other regarding this Agreement is confidential information. The Parties shall keep such information confidential, and may not disclose such information to any third person without written consents of the other Parties, except:

a.	Any information that has been known or will be known to the public (not through any disclosure of the receiving Party to the public);

b.	Any information disclosed pursuant to the requirements of applicable laws and stock exchange rules; or

c.	Any information disclosed to either Party’s legal or financial consultant with respect to the transaction contemplated hereunder, who is required to perform similar obligation of confidentiality to those specified herein.

Any disclosure by any employee of or any intermediary engaged by either Party shall be deemed disclosure by such Party, and such Party shall assume the liability for breach of contract under this Agreement. This Article 9 shall survive the invalidity, rescission, termination or unenforceability of this Agreement for whatever reasons.

10.	Further Assurance

The Parties agree to promptly sign any documents and take actions required or desirable for performance of the provisions hereof or achieving the purpose hereof.

11.	Miscellaneous

11.1	Amendment, Modification and Supplementation

Any amendment to and/or rescission of this Agreement shall be subject to unilateral written consent of Qiyi Cayman.

11.2	Entire Contract

Notwithstanding Article 5 hereof, the Parties acknowledge that this Agreement, once effective, shall constitute the entire agreement and understanding between them with respect to the subject matter hereof, and shall replace all oral and/or written agreements and understandings concluded by the Parties with respect to the subject matter hereof.

11.3	Severability

If one or more provisions hereof are held as invalid, illegal or unenforceable under any laws or regulations, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired. The Parties shall strive to replace such invalid, illegal or unenforceable provisions with valid provisions, and ensure the economic effect of the valid provisions to be similar to those invalid, illegal or unenforceable provisions as much as possible.

11.4	Headings

The headings herein are for convenience only, and may not be used to interpret, explain or affect the meaning of any provisions hereof.

11.5	Language and Counterparts

This Agreement is written in Chinese, and may be translated into English when necessary, provided that the Chinese version shall prevail. This Agreement is made in four counterparts, and each Party holds one thereof. All counterparts have equal legal force.

11.6	Successors

This Agreement shall bind upon and inure to the benefit of each Party and its successors or heirs or permitted assigns.

11.7	Survival

Any obligation accrued or due before expiration or early termination hereof shall remain effective after the expiration and early termination hereof. The provisions of Articles 6, 8, 9 and 11.7 hereof shall survive the termination of this Agreement.

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IN WITNESS WHEREOF, the Parties have signed or caused this Agreement to be signed by their respective legal or authorized representatives on the first date written above.

Qiyi.com, Inc.

[Company seal is affixed]

By:         /s/ Gong Yu

Title:      Authorized Signatory

Party A:     Beijing QIYI Century Science &Technology Co., Ltd.

[Company seal is affixed]

Legal Representative / Authorized Representative: /s/ Gong Yu

Party B:     Gong Yu

By:         /s/ Gong Yu

Party C:     Shanghai Zhong Yuan Network Co., Ltd.

[Company seal is affixed]

Legal Representative / Authorized Representative: /s/ Gong Yu